                               SECURITY AGREEMENT



                 SECURITY AGREEMENT, dated as of July 20, 1995 made by LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana general partnership (including its successors and assigns, "LRGP") and ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation (including its successors and assigns, "SCGC", and collectively with LRGP, the "Issuers"), jointly and severally and in solido, in favor of FIRST NATIONAL BANK OF COMMERCE, as agent (in such capacity, the "Agent") for the purchasers of the Notes defined below (together with the holders at any time of any Note then outstanding, the "Noteholders") parties to the Note Purchase Agreement, dated as of July 20, 1995 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among the Issuers, Nomura Holding America Inc., a Delaware corporation (together with its successors and assigns, the "Purchaser") and the Agent, as agent for the Purchaser.


                             W I T N E S S E T H :


                 WHEREAS, the Issuers desire to issue and sell to the Purchaser, subject to the terms and conditions provided in the Note Purchase Agreement, certain secured promissory notes, consisting of up to $38,400,000 aggregate principal amount of the Senior Secured Increasing Rate Notes Due 1996 (the "Notes"), all as more fully set forth in the Note Purchase Agreement; and

                 WHEREAS, the sale of such promissory notes is intended to provide temporary bridge financing for the Issuers, to be refinanced and replaced by the Issuers at the earliest practicable date out of the proceeds of a public or private securities offering or a commercial loan transaction; and

                 WHEREAS, it is a condition precedent to the obligation of the Purchaser to purchase such Notes of the Issuers under the Note Purchase Agreement that the Issuers shall have executed and delivered this Agreement to the Agent, for the ratable benefit of the Noteholders;

                 NOW, THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the Note Purchase Agreement and to purchase the Notes, the Issuers hereby jointly and severally and in solido agree with the Agent, for the ratable benefit of the Noteholders, as follows:
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                 Section 1.  Defined Terms.

                 Section 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of Louisiana on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles and Instruments.

                 (b)  The following terms shall have the following meanings:

                 "Agreement" means this Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                 "Bank Accounts": all accounts maintained by each respective Issuer at any bank, savings and loan, credit union or other similar institution, including, without limitation, any referred to in
         Schedule 7 hereto.

                 "Cash Loads": monies maintained on either Issuer's riverboat in slot machines, vaults, cages and other locations on such riverboat for purposes of operating and reserve cash.

                 "Code" means the Uniform Commercial Code as from time to time in effect in the State of Louisiana.

                 "Collateral" has the meaning specified in Section 2 of this Agreement.

                 "Collateral Account" means any collateral account established by the Agent as provided in Section 5.3 or Section 8.2.

                 "Contracts" means the contracts and agreements listed and briefly described on Schedule 1 attached hereto, as the same may be amended, modified or otherwise supplemented from time to time, including, without limitation, (a) all rights of either Issuer to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of either Issuer to damages arising out of or for breach or default in respect thereof and (c) all rights of either Issuer to exercise all remedies thereunder.

                 "Copyright Licenses": any written agreement, naming an Issuer as licensor or licensee, granting any right under any Copyright, including, without limitation, the agreements listed in Schedule 4 hereto.

                 "Copyrights": (i) all United States copyrights in all Works, whether published or unpublished, now existing or hereafter created or acquired, including, without limitation, the copyrights in the Works listed in Schedule 4 hereto, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

                 "Inventory" means all inventory (as defined in the Code) of either Issuer and shall also include, without limitation, all tangible personal Property leased by either Issuer to any other Person.

                 "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

                 "Obligations" means, collectively, the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuers to the Agent and the Purchaser and the Noteholders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Notes and interest accruing at the then applicable rate provided in the Note Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Issuer whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note Purchase Agreement, the Notes, the Related Documents or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Purchaser that are required to be paid by the Issuers pursuant to the terms of this Agreement, the Note Purchase Agreement, the Notes or any Related Document).

                 "Patent Licenses": if any, all agreements, whether written or oral, providing for the grant by or to either Issuer of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3 hereto.

                 "Patents":  (a) if any, all letters patent of the United
         States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3 hereto, and (b) if any,
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                                                                               4



         all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in
         Schedule 3 hereto.


                 "Proceeds" means all "proceeds" as defined in the Code and includes, without limitation and whether or not the following constitute proceeds under the Code, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to either Issuer from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to either Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Body (or any Person acting under color of Governmental Body), and (iii) any and all other amounts from time to time paid or payable to either Issuer upon the sale, exchange, collection or other disposition of, or under or in connection with, any part of the Collateral.

                 "Trademark License" means any agreement, written or oral, providing for the grant by or to either Issuer of any right to use any Trademark, including, without limitation, any thereof referred to in
         Schedule 5 hereto.

                 "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 5 hereto, and (b) all renewals thereof.

                 "Work": any work which is subject to copyright protection pursuant to Title 17 of the U.S. Code.

                 Section 1.2 Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                 (b)  The meanings given to terms defined herein shall be
equally applicable to both the singular and plural forms of such terms.
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                                                                               5



                 Section 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Issuer hereby grants to the Agent, for the ratable benefit of the Noteholders, a security interest in all of the following property now owned or at any time hereafter acquired by such Issuer or in which such Issuer now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                 (a)  all Accounts;

                 (b)  all Chattel Paper;

                 (c) all Contracts (other than Contracts set forth on Part B to Schedule 1);

                 (d)  all Copyrights;

                 (e)  all Copyright Licenses;

                 (f) all Documents, including without limitation, all negotiable and non-negotiable bills of lading;

                 (g)  all Equipment;

                 (h) all General Intangibles including, without limitation, all financing statements in which such Issuer's interest appears as Secured Party or Lessor and all rights to Accounts and General Intangibles for money due or to become due under contracts as to which any prohibition on transfer, pledge, assignment or hypothecation in such contract is ineffective;

                 (i)  all Instruments;

                 (j)  all Inventory;

                 (k) all Instruments, Chattel Paper and General Intangibles relating to any Debt owed by any Subsidiary to such Issuer;

                 (l)  all Patents;

                 (m)  all Patent Licenses;

                 (n)  all Trademarks;

                 (o)  all Trademark Licenses;

                 (p) all Bank Accounts and all items from time to time on deposit therein;

                 (q)  all other tangible and intangible Property of such Issuer;
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                                                                               6




                 (r) all books and records pertaining to the Collateral, including, without limitation, all diskettes and other magnetic media, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Issuer or any computer bureau or service company from time to time acting for such Issuer; and

                 (s) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                 Notwithstanding the foregoing, Collateral shall not include for any purpose hereunder any contract (other than the Contracts) which by its terms prohibits the pledge, transfer, assignment, or hypothecation by the Company of such contract or any rights of the Company thereunder unless a consent shall have been obtained, but in any event shall include all rights to Accounts and General Intangibles for money due or to become due under such contracts as to which any prohibition on transfer, pledge, assignment or hypothecation in such contract is ineffective.

                 Section 3. Representations and Warranties. Each Issuer hereby represents and warrants that:

                 Section 3.1 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Noteholders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Note Purchase Agreement, each Issuer, to the extent applicable, owns each item of the Collateral, free and clear of any and all Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Agent, for the ratable benefit of the Noteholders, pursuant to this Agreement, (b) as are permitted pursuant to the Note Purchase Agreement or (c) for which termination statements are delivered on or prior to the Closing Date.

                 Section 3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 attached hereto will constitute perfected security interests in the Collateral, other than Motor Vehicles, in favor of the Agent, for the ratable benefit of the Noteholders, (b) are prior to all other Liens on the Collateral, other than Motor Vehicles, except for
Liens permitted to exist and to be prior to the security interests granted hereby pursuant to the Note Purchase Agreement and (c) are enforceable as such against (i) all creditors of and purchasers from the Issuers, as applicable (except purchasers of Inventory in the ordinary course of business) and (ii)
any Person having any present or future
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                                                                               7



interest in the real property where any of the Equipment is located.

                 Section 3.3 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 6 hereto.

                 Section 3.4  Chief Executive Office; Chief Place of Business.
(a) LRGP's chief executive office and chief place of business is located at 711 Isle of Capri Boulevard, Bossier City, Louisiana 71111.

                 (b) SCGC's chief executive office and chief place of business is located at 2131 Oak Park Boulevard, Lake Charles, Louisiana 70601.

                 Section 3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                 Section 3.6 Bank Accounts. Schedule 7 hereto contains a true and complete list of all Bank Accounts, maintained on the date hereof by each Issuer, as applicable, setting forth the name and address of each bank, savings institution or other depositary institution at which each such account is maintained and stating the title and account number of such account.

                 Section 3.7 Incorporation of Representations and Warranties. On the Closing Date and after giving effect to the transactions contemplated by the Note Purchase Agreement, the representations and warranties contained in the Note Purchase Agreement, as such warranties relate to the Issuers, are complete, correct and true, and are incorporated herein by reference.

                 Section 3.8 Federal Identification Numbers. LRGP's Federal tax identification number is 72-1235811, and LRGP shall not change such number, except upon at least 30 days' prior written notice to the Agent and upon the taking or causing to be taken at LRGP's expense of such actions as may be reasonably requested by the Agent. SCGC's Federal tax identification number is 72-1235262, and SCGC shall not change such number, except upon at least 30 days' prior written notice to the Agent and upon the taking or causing to be taken at SCGC's expense of such actions as may be reasonably requested by the Agent.

                 Section 4. Covenants. Each Issuer covenants and agrees with the Agent and the Noteholders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

                 Section 4.1  Delivery of Instruments and Chattel Paper.  If
any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than instruments which constitute part of Chattel Paper), such
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                                                                               8



Instrument shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement. LRGP is concurrently with the execution and delivery of this Agreement delivering the Inter-Issuer Note to the Agent, duly indorsed in a manner satisfactory to the Agent.

                 Section 4.2 Marking of Records. Each Issuer will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby. Each Issuer will (i) stamp all Chattel Paper with a legend, on the first page and each signature page thereof, which provides that said Chattel Paper is subject to a security interest granted to the Agent for the ratable benefit of the Noteholders and (ii) deliver to the Agent the original of each agreement or instrument constituting Chattel Paper.

                 Section 4.3 Maintenance of Insurance. (a) Each of the Issuers will, and will cause each of their respective Subsidiaries to, carry and maintain in full force and effect at all times with financially sound and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) insurance against loss or damage to the tangible real and personal Property of such Issuer and its Subsidiaries by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such Property in similar businesses, (ii) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (iii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by them or occurring as a result of the ownership, maintenance or operation by them of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it, (iv) business interruption insurance as required pursuant to Section 9.4(a)(iv) of the Note Purchase Agreement, and (v) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated. Insurance specified in clause
(i) shall be maintained in an amount at least equal to the full insurable value of the Property covered thereby. Insurance specified in clauses (iii), (iv) and (v) shall be maintained in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and shall name the Purchaser as loss payee and additional insured, as its interests may appear.

                 (b) Each of the Issuers hereby directs, and shall cause each of its Subsidiaries to direct, all insurers under such policies of fire, casualty and property damage insurance to pay all proceeds of such insurance policies (x) if such Property constitutes Collateral subject to any of the Intercreditor Agreements, as set forth in such Intercreditor Agreement, and (y) if otherwise, directly to the Purchaser. If the amount of any claim for loss or damage thereunder is less than $100,000, the Purchaser shall release the proceeds of such insurance policies received by it to such Issuer or the applicable Subsidiary. If the amount of such claim is greater than $100,000, such Issuer may elect either (x) to apply the proceeds thereof to the prepayment of the obligations under the Notes in the manner and with the effect set forth in the first and second sentences of Section 3.4(a) of the Note Purchase Agreement, or (y) to have the proceeds thereof released by the Purchaser when and as necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty, provided that such Issuer shall not elect to apply such proceeds as specified in the foregoing clause (y) unless the following conditions are satisfied:

                    (i) at the time of any requested release of funds, no Default or Event of Default shall have occurred and be continuing; and

                    (ii) each release of funds shall be conditioned upon receipt by the Purchaser of architect's certificates, completion certificates, waivers of mechanic's liens and such other documentation as the Purchaser may reasonably request.

                 (c) The Issuers shall at least once during each fiscal year deliver to the Purchaser a report of a reputable insurance broker with respect to all insurance maintained by the Issuers and their Subsidiaries, together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained by the provisions of paragraphs
(a) and (c) of this Section.

                 (d) As long as the Notes are outstanding, all insurance required to be maintained pursuant to this Section 4.3 shall be subject to the following requirements:

                    (i) All statements or information which have or will be furnished to insurers or their representatives by any Issuer or their respective Subsidiaries in connection with applications for or renewals of insurance policies listed in Schedule 4.19 to the Note Purchase Agreement shall be complete, truthful, accurate and correct in all material respects.

                    (ii) All such insurance policies shall be maintained and renewed with insurance carriers having either a rating of at least "A" from A.M. Best Company or a rating equivalent thereto as determined by Johnson & Higgins of Texas, Inc.

                   (iii) Any insurer not listed on Schedule 4.19 to the Note Purchase Agreement or any insurer which does not have one of the foregoing ratings shall not be utilized without the prior written consent of the Majority Noteholders.

                    (iv) The Issuers shall not, and shall cause their respective Subsidiaries not to, change the terms of such insurance policies in such a way as to reduce the scope or the limits of coverage set forth in Schedule 4.19 to the Note Purchase Agreement on
         (i) the riverboats owned by the Issuers (including equipment, fixtures and other property thereon), (ii) the terminal facilities (including equipment, fixtures and other property therein) or (iii) its respective general liability insurance without the prior written consent of the Majority Noteholders.

                    (v) The Issuers shall, and shall cause their respective Subsidiaries to, give written notice to the Purchaser upon receipt of any written notice or other communication from an insurer seeking to reduce the scope or the limits of coverage under a policy listed in
         Schedule 4.19 to the Note Purchase Agreement or to cancel, nonrenew or otherwise terminate or amend coverage.

                    (vi) The Issuers shall, and shall cause their respective Subsidiaries to, give written notice to the Purchaser of any loss or claim submitted with respect to any such policy which is expected to exceed $100,000.

                 (e) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Purchaser of written notice thereof, (ii) name the Purchaser as additional insured party and loss payee, as its interests may appear, and (iii) be reasonably satisfactory in all other respects to the Majority Noteholders.

                 Section 4.4 Payment of Obligations. Each Issuer, as applicable, will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, adequate reserves in conformity with GAAP with respect thereto have been provided on the books of such Issuer and such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein.

                 Section 4.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Each Issuer shall maintain

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the security interest created by this Agreement in the Collateral, other than
Motor Vehicles, as a first priority, perfected security interest subject only to Liens permitted to exist and to be prior to the security interests granted hereby pursuant to the Note Purchase Agreement and shall defend such security interest against claims and demands of all Persons whomsoever.

                 (b) At any time and from time to time, with or without the written request of the Agent, and at the sole expense of each Issuer, each Issuer will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby, (ii) placing the interest of the Agent as lienholder on the certificate of title of any Motor Vehicle (subject to Section 4.5(c)), hereof, and (iii) the execution and delivery of any warehouse receipts, bills of lading and other documents of title with respect to such Issuer's Inventory and Equipment, together with copies of all invoices with respect to such Inventory and Equipment.

                 (c) Each Issuer shall cause the Agent to be listed as the lienholder on each certificate of title or ownership covering any of its Motor Vehicles, at any time when the aggregate fair market value of all Motor Vehicles owned by such Issuer equals or exceeds $100,000.

                 Section 4.6 Changes in Locations, Name, etc. Each Issuer will not:

                 (a) permit any of its Inventory or Equipment to be kept at a location other than those listed on Schedule 6 hereto; or

                 (b) change the location of its chief executive office and chief place of business from that specified in Section 3.4; or

                 (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading; or

                 (d) in the case of SCGC, change its Federal taxpayer identification number from that specified in Section 3.4.

                 Section 4.7 Further Identification of Collateral. Each Issuer will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the

Collateral as the Agent may reasonably request, all in reasonable detail.

                 Section 4.8 Notices. The Issuers will advise the Agent promptly, in reasonable detail, at its address set forth in the Note Purchase Agreement of:

                    (i) any Lien (other than security interests created hereby or Liens permitted under the Note Purchase Agreement) on, or claim asserted against, any of the Collateral; and

                    (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                 Section 4.9 Indemnification. Each Issuer agrees to pay, and to save the Agent and Noteholders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from any failure or delay in paying, any and all excise, sales, stamp or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any failure or delay in complying with any federal, state, local or foreign statute, ordinance or law, or rule, regulation or Order of any Governmental Body, applicable to any of the Collateral, and (iii) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by the Agent or any Noteholder under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, each Issuer, as applicable, will save, indemnify and keep the Agent and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a material breach by such Issuer of any obligation thereunder.

                 Section 4.10 Changes in Bank Accounts. Without the prior written approval of the Majority Noteholders, which approval shall not be unreasonably withheld, neither of the Issuers shall maintain any Bank Accounts other than those listed on Schedule 7 hereto. Each Issuer shall (a) obtain and maintain a first, perfected security interest in favor of the Agent, for the ratable benefit of the Noteholders, in any such Bank Account approved by the Majority Noteholders as provided in this Section 4.10 and (b) defend such security interest against claims and demands of all Persons whomsoever.

                 Section 4.11 Monies in Bank Accounts. Except for Cash Loads, each Issuer will not permit any cash, checks, money orders or other cash equivalents to be held by or on behalf of such Issuer other than in a Bank Account, the Transaction Account or such Issuer's vaults or in a secure location on each respective Vessel in connection with the Riverboat Gaming Operations.

                 Section 4.12 Maintenance of Equipment. Each Issuer will maintain each material item of Equipment in good operating condition, ordinary wear and tear excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                 Section 4.13 Maintenance of Records. Each Issuer will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Each Issuer will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Agent's and the Noteholders' further security, the Agent, for the ratable benefit of the Lenders, shall have a security interest in all of each Issuer's books and records pertaining to the Collateral, and each Issuer shall turn over any such books and records to the Agent or to its representatives for review upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the request of the Agent.

                 Section 4.14 Right of Inspection. Upon reasonable advance notice to each Issuer and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default, the Agent and the Noteholders shall have full and free access during normal business hours to all the books, correspondence and records of each Issuer, and the Agent and the Noteholders and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Issuer agrees to render to the Agent and the Lenders, at such Issuer's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and the Noteholders and their respective representatives shall also have the right upon reasonable advance notice to each Issuer to enter during normal business hours into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                 Section 4.15 Compliance with Laws, etc. Each Issuer will comply in all material respects with all federal, state, local or foreign statute, ordinance or law, or rule, regulation or Order of any Governmental Body applicable to the Collateral or any part thereof or to the operation of such Issuer's business, except to the extent that the failure to so comply would not be reasonably likely to materially adversely affect the Agent's or the Noteholders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

                 Section 4.16 Compliance with Terms of Contracts, etc. Each Issuer will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

                 Section 4.17 Limitations on Dispositions of Collateral. Without the prior written consent of the Agent, neither Issuer will sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except to the extent permitted under Section 10.4 of the Note Purchase Agreement.

                 Section 5.  Provisions Relating to Accounts.

                 Section 5.1  Issuers to Remain Liable under Accounts.
Anything herein to the contrary notwithstanding, each Issuer shall remain liable under each of its respective Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Noteholder shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Noteholder of any payment relating to such Account pursuant hereto, nor shall Agent or any Noteholder be obligated in any manner to perform any of the obligations of such Issuer under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 Section 5.2 Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts at reasonable intervals and pursuant to reasonable methods designed to minimize any negative impact on the respective Issuer's relationship with its customers, and each respective Issuer shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time, and from time to time, upon the request of the Agent and at the expense of the Issuers, at reasonable intervals each Issuer shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its respective Accounts.

                 Section 5.3 Collections on Accounts. (a) The Agent hereby authorizes the Issuers to collect the Accounts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Issuers, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Issuer in the exact form received, duly endorsed by such Issuer to the Agent if required, in a Collateral Account maintained in a depositary institution selected by the Agent and under its sole dominion and control, subject to withdrawal by the Agent for the account of the Noteholders as provided in Section 9.2, and (ii) until so turned over, shall be held by such Issuer in trust for the Agent and the Noteholders, segregated from other funds of such Issuer.

                 (b) Each such deposit of Proceeds of Accounts into the Collateral Account referenced in the preceding paragraph shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                 (c) At the Agent's request, each Issuer shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to its Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                 Section 5.4 Representations and Warranties. (a) No amount payable to each Issuer under or in connection with any of its Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

                 (b) The place where each Issuer keeps its records concerning its Accounts is such Issuer's chief executive office and chief place of business identified in Section 3.4 hereof.

                 (c)  None of the obligors on any Accounts is a Governmental
Body.

                 Section 5.5 Covenants. (a) The amount represented by each Issuer to the Noteholders from time to time as owing by each account debtor or by all account debtors in respect of its Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder.

                 (b) Neither Issuer will amend, modify, terminate or waive any agreement giving rise to an Account in any manner which could reasonably be expected to have a Material Adverse Effect.

                 (c) Neither Issuer will fail to exercise promptly and diligently any right which it may have under each agreement giving rise to any of its Accounts (other than any right of termination) if the failure to exercise such right would have a Material Adverse Effect on such Issuer and its Subsidiaries, taken as a whole.

                 (d) Other than in the ordinary course of business as generally conducted by each Issuer over a period of time, neither Issuer will grant any extension of the time of payment of any of its Accounts compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                 (e) Neither Issuer will remove its books and records from the location specified in Section 5.4(b).

                 (f) In any suit, proceeding or action brought by the Agent or any Noteholder under any Account for any sum owing thereunder, or to enforce any provisions of any Contract, each respective Issuer will save, indemnify and keep the Agent and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a breach by such Issuer of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from such Issuer.

                 Section 6.  Provisions Relating to Contracts.

                 Section 6.1 Issuers to Remain Liable under Contracts. Anything herein to the contrary notwithstanding, each Issuer shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Agent nor any Noteholder shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Agent or any such Noteholder of any payment relating to such Contract pursuant hereto, nor shall the Agent or any Noteholder be obligated in any manner to perform any of the obligations of each Issuer under or pursuant to any of its Contracts, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of its Contracts, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 Section 6.2 Communication With Contracting Parties. During the continuance of an Event of Default, the Agent in its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Agent's satisfaction the existence, amount and terms of any Contracts.

                 Section 6.3 Representations and Warranties. (a) No consent of any party (other than each respective Issuer, and other than consents which have been obtained and remain in full force and effect, and which have been delivered to the Agent) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

                 (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Body is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect.

                 (d) Neither Issuer nor (to the best of the Company's knowledge) any other party to any of its respective Contracts is in default or is likely to become in default in the performance or observance of any of the material terms thereof.

                 (e) Each Issuer has fully performed all its material obligations under each of its respective Contracts.

                 (f) The right, title and interest of each Issuer in, to and under each of its respective Contracts are not subject to any defense, offset, counterclaim or claim which would be likely to materially adversely affect the value of such Contracts as Collateral, nor have any of the foregoing been asserted or alleged against such Issuer as to any of its Contracts.

                 (g) No amount payable to each respective Issuer under or in connection with any of its Contracts is evidenced by any Instrument which, except with respect to Instruments constituting part of Chattel Paper or as otherwise agreed to by the Agent in writing, has not been delivered to the Agent or by any Chattel Paper which has not been marked in accordance with
Section 4.2 hereof.

                 (h)  None of the parties to any Contract is a Governmental
Body.

                 Section 6.4 Covenants. (a) Each Issuer will perform and comply in all respects with all its material obligations under each of its respective Contracts and all its other obligations relating to the Collateral.

                 (b) Neither Issuer will amend, modify, terminate or waive any provision of any of its respective Contracts in any manner which would violate the Note Purchase Agreement or which could reasonably be expected to have a Material Adverse Effect or which would otherwise result in a Default or Event of Default under subsection 10.17 of the Note Purchase Agreement.

                 (c) Neither Issuer will fail to exercise promptly and diligently any right which it may have under each of its respective Contracts (other than any right of termination) if the failure to exercise such right would have a Material Adverse Effect on such Issuer and its Subsidiaries, taken as a whole.

                 (d) In any suit, proceeding or action brought by the Agent or any Noteholder under any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Issuers will save, indemnify and keep the Agent or any such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by any Issuer of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Issuer.

                 Section 7. Provisions Relating to Patents, Trademarks and Copyrights.

                 Section 7.1 Representations and Warranties. (a) Schedule 3 hereto includes all Patents and Patent Licenses, if any, owned by each Issuer as of the date hereof.

                 (b) Schedule 5 hereto includes all Trademarks and Trademark Licenses owned by each Issuer as of the date hereof.

                 (c) Schedule 4 hereto includes all registered U.S. Copyrights owned by each Issuer as of the date hereof and all other Copyrights and Copyright Licenses in Works owned by each Issuer as of the date hereof.

                 (d) To the best of each Issuer's knowledge, each of its Patents, Trademarks and Copyrights is valid, subsisting, unexpired, enforceable and has not been abandoned.

                 (e)  Except as set forth in either Schedule 3, Schedule 5 or
Schedule 4, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement.

                 (f) No holding, decision or judgment has been rendered by any Governmental Body which would limit, cancel or question the validity of any Patent, Trademark or Copyright.

                 (g) No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent or

Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

                 Section 7.2  Covenants with respect to Patents and Trademarks.
(a) Each Issuer (either itself or through licensees) will, except with respect to any Trademark that such Issuer shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on the same goods and services it is currently used on in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Noteholders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                 (b) Neither Issuer will (either itself or through licensees), except with respect to any Patent that each such Issuer shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                 (c) Either Issuer will notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding either Issuer's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

                 (d) Whenever either Issuer, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Issuer shall report such filing to the Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs (or, if the Agent requests, more often). Such Issuer shall further execute and deliver any and all agreements, instruments, documents, and papers as may be necessary to evidence the Agent's and the Noteholders' security interest in any Patent or Trademark and the goodwill and general intangibles, if any, of such Issuer relating thereto or represented thereby, and such Issuer hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the purpose of so evidencing the Agent's security interest (and the Agent agrees to notify such Issuer that any such filing has been made, provided that any failure to so notify shall not invalidate any such actions by the Agent), all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

                 (e) Each Issuer will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                 (f) In the event that any Patent or Trademark of an Issuer included in the Collateral is infringed, misappropriated or diluted by a third party, such Issuer shall promptly notify the Agent after it learns thereof and shall, unless such Issuer shall reasonably determine that such Patent or Trademark is of negligible economic value to such Issuer which determination such Issuer shall promptly report to the Agent, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Issuer shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                 7.3 Covenants with respect to Copyrights. (a) Each Issuer (either itself or through licensees) will (i) employ the appropriate notice of copyright for each published Work subject to copyright protection to the extent necessary to protect the Copyright relating to such Work and (ii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright may become invalidated.

                 (b) Each Issuer will notify the Agent of any determination by a court or tribunal in the country where a copyright is registered or copyright application is pending that such Issuer does not own all right, title and interest to the registered copyright or copyright application, or of any other determination of such court or tribunal relating to any registered copyright or copyright application which would be reasonably likely to have a Material Adverse Effect.

                 (c) On the last Business Day of each calendar year of each Issuer following the Closing Date (or, if the Agent so requests, more often), each such Issuer shall provide to the Agent a document confirming the Agent's and the Noteholders' security interest in the Copyright with respect to each Work for which such Issuer has registered its Copyright during such calendar year, duly executed and in proper form for filing in the

United States Copyright Office or other applicable United States Governmental Body. Each such Issuer shall further execute and deliver any and all additional agreements, instruments, documents, and papers as may be necessary to evidence the Agent's security interest (for the benefit of the Noteholders) in such Copyright, and such Issuer hereby constitutes the Agent its attorney-in-fact to file all such writings for the purpose of so evidencing the Agent's security interest (and the Agent agrees to notify such Issuer that any such filing has been made, provided that any failure to so notify such Issuer shall in no event invalidate any such actions by the Agent), all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

                 (d)  Each Issuer will take all reasonable and necessary steps
(i) to maintain and pursue each application filed (and to obtain the relevant registration) and (ii) to maintain to the extent permitted by law each registration of each Copyright owned by such Issuer, including, without limitation, in each case where appropriate, filing of applications for renewal.

                 (e) Each Issuer will promptly notify the Agent of any material infringement of any Copyright owned by it of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright.

                 Section 8.  RESERVED.

                 Section 9.  Remedies.

                 Section 9.1 Notice to Account Debtors and Contract Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Issuer shall notify its respective account debtors or its respective Accounts and parties to its respective Contracts that such Accounts and such Contracts have been assigned to the Agent for the ratable benefit of the Noteholders and that payments in respect thereof shall be made directly to the Agent.

                 Section 9.2 Proceeds to be Turned Over to Agent. In addition to the rights of the Agent specified in Section 5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by the Issuers consisting of cash, checks and other near-cash items shall be held by such Issuers in trust for the Agent and the Noteholders, segregated from other funds of each respective Issuer, and shall, forthwith upon receipt by each respective Issuer, be turned over to the Agent and the Noteholders in the exact form received by each respective Issuer (duly indorsed by each respective Issuer to the Agent and the Noteholders, if required) and held by each respective Issuer in a Collateral Account maintained in a depositary institution selected by the Agent and under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by each respective Issuer in trust for the Agent and the Noteholders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 9.3.

                 Section 9.3 Application of Proceeds. At such intervals agreed upon by the Agent and the Issuers or if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the respective Issuer or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after (a) the Noteholders shall have no commitment or obligation to purchase Notes under the Note Purchase Agreement and (b) the Obligations shall have been paid in full, shall be paid over to each respective Issuer or to whomsoever may be lawfully entitled to receive the same.

                 Section 9.4 Code Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Noteholders, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Issuer agrees to take all such action as may be necessary or appropriate to give effect to such right). Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Noteholder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. The Agent or any Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the respective Issuers, which right or equity is hereby waived or released. Each respective Issuer further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such respective Issuer's premises or elsewhere. The Agent shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Noteholders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to each respective Issuer. To the extent permitted by applicable law, each Issuer waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                 Section 9.5 Deficiency. Each Issuer shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Noteholder to collect such deficiency.

                 Section 9.6 Special Louisiana Provisions. The following provisions shall apply if the remedies indicated are governed by the laws of Louisiana. The Agent shall have the right to cause the Collateral to be seized and sold under Louisiana executory or ordinary process, at the Agent's sole option, without appraisement, appraisement being hereby expressly waived, as an entirety or in portions as the Agent may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. For purposes of Louisiana executory process, the Issuers acknowledge the Obligations and do hereby confess judgment in favor of the Agent and the Noteholders for the full amount of the Obligations not paid when due. Any and all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Issuers hereby waive: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days' delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days' delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the Issuers and the Agent agree that the court issuing any such order shall, if petitioned for by the Agent, direct the applicable sheriff to appoint as a keeper of the Collateral, the Agent or any agent designated by the Agent or any person named by the Agent at the time such seizure is effected. This designation of a keeper will be pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Agent or its agent shall be entitled to all the rights and benefits of a keeper afforded thereunder as the same may be amended. The Agent shall not be under any obligation to petition such court for the appointment of a keeper.

                 Section 10. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Issuer's Obligations.

                 Section 10.1 Powers. Each Issuer hereby irrevocably constitutes and appoints each of the holders of the Notes and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Issuer and in the name of such Issuer or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Issuer hereby gives the Agent the power and right, on behalf of such Issuer, without notice to or assent by such Issuer, to do the following:

                 (a) in the case of any Account, at any time when the authority of such Issuer to collect the Accounts has been curtailed or terminated pursuant to Section 5.3(a), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of such Issuer or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any

Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible, or Contract or with respect to any other Collateral whenever payable;

                 (b) in the case of any Patents, Trademarks or Copyrights, to execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's and the Noteholders' security interest in any Patent, Trademark or Copyright and the goodwill and general intangibles of each Issuer relating thereto or represented thereby;

                 (c) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                 (d)  to execute, in connection with the sale provided for in
Section 9.4 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (e) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against either Issuer with respect to any Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and such Issuer's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Noteholders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Issuer might do.

                 Section 10.2 Performance by Agent of the Issuers' Obligations. If either Issuer fails to perform or comply with any of its agreements contained herein, the Agent at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                 Section 10.3 Issuers' Reimbursement Obligation. The expenses of the Agent incurred in connection with actions undertaken as provided in this
Section 10, together with interest thereon at 12% from the date of payment by the Agent to the date reimbursed by either Issuer, shall be payable by the Issuers to the Agent on demand.

                 Section 10.4 Ratification; Power Coupled With An Interest. Each Issuer hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid, this Agreement is terminated and the security interests created hereby are released.

                 Section 11. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Noteholder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of each respective Issuer or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent and the Noteholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Issuers for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 Section 12. Execution of Financing Statements/ Certificates of Title. (a) Pursuant to Section 9-402 of the Code, each Issuer authorizes the Agent to file financing statements with respect to the Collateral without the signature of each respective Issuer in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent and the Noteholders under this Agreement. A carbon, photographic or other reproduction of this

Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Each Issuer, as applicable, shall execute and deliver to the Agent assignments of any and all Uniform Commercial Code financing statements filed in connection with any of the Lease Agreements by any lessor thereunder. Such executed assignments shall be delivered to the Agent on date hereof for each Lease Agreement existing on the date hereof and promptly after the execution of each Lease Agreement executed after the date hereof.

                 Section 13. Notices. All notices, requests and demands to or upon the Agent or the Issuers shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which if delivered personally or transmitted by telex or telegram or telecopier, or (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, and shall be addressed to such party at its address set forth in the Note Purchase Agreement, or at such other address and/or telecopy number and/or to the attention of such other Person as either of such Persons shall have advised the other by notice in the manner herein specified.

                 Section 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 15.  Miscellaneous.

                 Section 15.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Issuers and the Agent, provided that any provision of this Agreement may be waived by the Agent and the Majority Noteholders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

                 Section 15.2 Termination. Upon payment and performance by the Issuers of all of the Obligations and upon termination of all obligations by the Purchaser to purchase the Notes, this Agreement shall terminate and the Purchaser shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of each respective Issuer. The Agent shall also execute and deliver to each respective Issuer upon such termination such Uniform

Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles (if any) and such other documentation as shall be reasonably requested by each respective Issuer to effect the termination and release of the Liens against the Collateral.

                 Section 15.3 No Waiver by Course of Conduct. Neither the Agent nor any Noteholder shall by any act (except by a written instrument pursuant to Section 15.1 hereof, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Noteholder would otherwise have on any future occasion.

                 Section 15.4 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                 Section 15.5 Integration. This Agreement represents the entire agreement of the Issuer with respect to the subject matter hereof and there are no promises or representations by the Agent or any Noteholder relative to the subject matter hereof not reflected herein.

                 Section 15.6 Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 Section 15.7 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Issuer provided that neither Issuer shall assign or transfer its rights hereunder without the consent of the Agent and the Noteholders and shall inure to the benefit of the Agent and the Noteholders and their respective successors and assigns. In the event that the Issuer sells or assigns all or any part of its interest in the Notes in accordance with Section 14.4 of the Note Purchase Agreement, each such Assignee shall be deemed to be a party to this Agreement and shall be entitled to its ratable share of the Collateral.

                 Section 15.8 Authority of Agent. Each Issuer acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the

Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Noteholders, be governed by the Note Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Issuer, the Agent shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and such Issuer shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

                 Section 15.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF LOUISIANA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

                 Section 15.10 CONSENT TO JURISDICTION. EACH ISSUER HEREBY CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE AGENT AND THE NOTEHOLDERS ON THE ONE HAND, AND THE ISSUER, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                 Section 15.11 SERVICE OF PROCESS. EACH ISSUER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO SUCH ISSUER AT THE ADDRESS OF SUCH ISSUER SET FORTH IN THE NOTE PURCHASE AGREEMENT, OR, AT THE OPTION OF THE AGENT OR THE NOTEHOLDERS, BY SERVICE UPON CT CORPORATION, WHICH EACH ISSUER IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. IN ADDITION, THE AGENT AND THE NOTEHOLDERS AGREE TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON CT CORPORATION (AS THE ISSUERS' AGENT) TO THE ISSUERS AT THE ADDRESSES OF THE ISSUERS SET FORTH IN THE NOTE PURCHASE AGREEMENT. THE ISSUERS HEREBY CONSENT TO SERVICE OF PROCESS AS AFORESAID.

                 NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF THE AGENT OR ANY NOTEHOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY NOTEHOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER ISSUER OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

                 Section 15.12 WAIVER OF TRIAL BY JURY. EACH ISSUER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED

OR INCIDENTAL TO THE DEALINGS OF EACH SUCH ISSUER IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH ISSUER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH ISSUER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                 IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                        LOUISIANA RIVERBOAT GAMING
                                          PARTNERSHIP


                                        By:
                                           -----------------------------
                                           Title:



                                        ST. CHARLES GAMING COMPANY, INC.


                                        By:
                                           -----------------------------
                                           Title:



                                        FIRST NATIONAL BANK OF COMMERCE,
                                          as Agent


                                        By:
                                           ---------------------------
                                           Title:



                                        NOMURA HOLDING AMERICA INC.,
                                          as Purchaser


                                        By:
                                           ---------------------------
                                           Title:

                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP


STATE OF FLORIDA   )
                   :  ss.:
COUNTY OF          )


                 On the        day of               , 1995, before me
personally came              , to me personally known and known to me to be the
person described in and who executed the foregoing instrument as            of
LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Lousiana general partnership (the "Partnership"), who, being by me duly sworn, did depose and say that he resides
at                         ; that said instrument was signed on behalf of said
Partnership by order of its general partners; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said Partnership.


                                                       ------------------------


[NOTARIAL SEAL]

                        ST. CHARLES GAMING COMPANY, INC.



STATE OF FLORIDA   )
                   :  ss.:
COUNTY OF          )


                 On the        day of               , 1995, before me
personally came              , to me personally known and known to me to be the
person described in and who executed the foregoing instrument as            of
ST. CHARLES GAMING COMPANY, INC., a Lousiana corporation, who, being by me duly sworn, did depose and say that he resides at
                       ; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.


                                                       -----------------------
[NOTARIAL SEAL]

                          NOMURA HOLDING AMERICA, INC.


STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


                 On the        day of               , 1995, before me
personally came              , to me personally known and known to me to be the
person described in and who executed the foregoing instrument as            of
NOMURA HOLDING AMERICA, INC., who, being by me duly sworn, did depose and say
that he resides at                         ; that he knows the seal of said
corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.


                                                      ------------------------

[NOTARIAL SEAL]

                        FIRST NATIONAL BANK OF COMMERCE



STATE OF LOUISIANA  )
                    :  ss.:
COUNTY OF           )


                 On the        day of               , 1995, before me
personally came              , to me personally known and known to me to be the
person described in and who executed the foregoing instrument as            of
FIRST NATIONAL BANK OF COMMERCE, the national banking association named therein,, who, being by me duly sworn, did depose and say that he resides at ; that he knows the seal of said national banking association; that the seal affixed to said instrument is its corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said national banking association.


                                                      ------------------------

[NOTARIAL SEAL]

                                                                      Schedule 1


                                   CONTRACTS

                                     Part A


The Development Agreement dated June 1, 1995 by and between Calcasieu Parish Police Jury and SCGC.

The Agreement dated as of April 14, 1994 by and between Louisiana Riverboat Gaming Partnership and the City of Bossier (distribution of gaming revenues in lieu of a boarding fee).

The Lease Agreement dated May 20, 1994, by and between St. Charles Gaming Company, Inc. and IGT-North America, and all subsequent amendments and modifications thereto.

Letter Agreement dated February 23, 1995 by and between Louisiana Downs, Inc. and Isle of Capri ($500,000 sponsorship to the Isle of Capri Casino Super Derby and the Capri Horseracing Enhancement Fund).

The Management Contract dated as of January 4, 1993 by and between Louisiana Riverboat Gaming Partnership and Riverboat Services, Inc.

The Management Contract dated as of March 2, 1995 by and between St. Charles Gaming Company, Inc. and Riverboat Services, Inc.


                                     Part B

The Purchase and Installment Purchase Agreement dated February 22, 1994 by and between Sensormatic Electronics Corporation and St. Charles Gaming Company, Inc.

Purchase and Installment Purchase Agreement, dated February 22, 1994, by and between Sensormatic Electronics Corporation and St. Charles Gaming Company, Inc.

Purchase Agreement and License Agreement, dated April 14, 1994, by and between Lodging Systems and St. Charles Gaming Company, Inc.

Software Services Agreement, dated April 14, 1994, by and between Lodging Systems and St. Charles Gaming Company, Inc.

Customer Agreement-License, dated April 14, 1994, by and between IBM and St. Charles Gaming Company, Inc.

Sales Agreement, dated October 19, 1994, between Mikohn Gaming Corporation and St. Charles Gaming Company, Inc.

                                                                      Schedule 2



                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                        Uniform Commercial Code Filings

                     Clerk of Court and Ex-Officio Recorder
                    For the Parishes of Calcasieu [SCGC] and
                                 Bossier [LRGP]




                                 Other Actions

                                     None.

                                                                      Schedule 3



                          PATENTS AND PATENT LICENSES


                                     None.

                                                                      Schedule 4



                       COPYRIGHTS AND COPYRIGHT LICENSES

                                     None.

                                                                      Schedule 5



                       TRADEMARKS AND TRADEMARK LICENSES

                                     None.

                                                                      Schedule 6



                            INVENTORY AND EQUIPMENT

                                    Location


                   Isle of Capri - Bossier Riverboat Casino,
                    Bossier City, Bossier Parish, Louisiana


                  Isle of Capri - Calcasieu Riverboat Casino,
                          Calcasieu Parish, Louisiana

                                                                      Schedule 7



                                 BANK ACCOUNTS



==============================================================================================
                                                                                   Account
Name and Address of Bank                          Title of Account                 Number
----------------------------------------------------------------------------------------------

Calcasieu Marine National Bank                 Operating Account                01-019929-01
----------------------------------------------------------------------------------------------

Hibernia National Bank                         Payroll Controlled               54-20-2224-8
                                               Disbursement Account
----------------------------------------------------------------------------------------------

Hibernia National Bank                         Tax Account                      76-20-6302-6
----------------------------------------------------------------------------------------------

Hibernia National Bank                         Medical Funding Account          54-20-6302-6
----------------------------------------------------------------------------------------------

Hibernia National Bank                         Jackpot Account                  54-20-2250-7
----------------------------------------------------------------------------------------------

Hibernia National Bank                         Main Depository Account          76-20-6262-3
----------------------------------------------------------------------------------------------

Hibernia National Bank                         Accounts Payable Controlled      54-20-2171-3
                                               Disbursement Account
==============================================================================================